Exhibit 99.1

NEWS RELEASE

for immediate release

inTEST Expands Electronic Test Capabilities
with Acquisition of Alfamation S.p.A.

●	In line with the Company’s 5-Point Strategy, Alfamation augments inTEST’s automated test solutions and extends its geographic market reach

●	Alfamation brings strong test equipment engineering and production capabilities for developing innovative test systems and solutions for electronics, micro-optics and optoelectronics manufacturing

●

Designs and manufactures test solutions used for automotive infotainment, telematics and central control systems, as well as biometric monitoring equipment, mobile communications and wafer-level optical components

●	Alfamation’s annual revenue of approximately $25 million increases inTEST’s scale while providing deeper penetration into key target markets

●	Conference call to discuss acquisition scheduled for Wednesday, March 13 at 8:30 am ET

MT. LAUREL, NJ, March 12, 2024 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include automotive/EV, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), announced today that it has acquired Alfamation S.p.A. (“Alfamation”), a leading global provider of state-of-the-art test and measurement solutions for the automotive, life sciences and specialty consumer electronics markets. Terms of the acquisition are being filed separately with the Securities and Exchange Commission. Alfamation will become a part of the Electronic Test division within inTEST.

Nick Grant, President and CEO, commented, “We identified the opportunity with Alfamation through our disciplined pursuit for acquisitions that will enhance our innovative test and process technology solutions and further strengthen our position in key target markets. We believe this acquisition is an excellent fit for our Electronic Test division and advances all dimensions of our 5-Point Strategy. Alfamation will deepen our presence in automotive/EV and life science markets, expand our exposure in consumer electronics, extend our geographic reach with a sizable footprint in Europe, and widen our portfolio of products and solutions. Additionally, Alfamation brings exceptional engineering talent and a strong management team that culturally aligns with inTEST’s mission to provide innovative, engineered solutions that address high-value challenges of our customers.”

Alfamation was established in 1991. Headquartered in Milan, Italy, the business also has a small sales and service subsidiary based in Suzhou City, China. Alfamation designs, builds, and supports a wide range of products, from individual functional test modules to fully automated systems for production quality control and product development. Offerings include Alfamation's Hyperion™, a functional test platform that addresses a broad range of test requirements from wireless communication telematics through automotive infotainment and computer control units. Alfamation’s range of automated test solutions also includes wafer-level optical component testers (WALOTTM) and fully automated display and instrument cluster testers with integrated robotics for haptic and touch test functionality (PixelshooterTM).

-MORE-

inTEST Expands Electronic Test Capabilities with Acquisition of Alfamation S.p.A.

March 12, 2024

Alfamation is well known in the automotive test and measurement industry for Flexmedia XM®, its family of specialty test tools. This is a modular, robust and cost-effective solution for building flexible, scalable, functional testers for applications that include audio and video generators and analyzers, automotive ethernet and communication interfaces, and analog measurements.

At current exchange rates, Alfamation’s annual revenue in 2023 was approximately $25 million and had backlog at December 31, 2023 of approximately $15 million. The Company expects the acquisition to be accretive in 2025. Alfamation has generated healthy, double-digit, annual revenue growth over the last few years.

Updating Full Year 2024 Guidance

As a result of the acquisition, revenue for full year 2024 is expected to be in the range of $145 million to $155 million. The acquisition is expected to be dilutive to earnings per diluted share in 2024, but accretive to non-GAAP adjusted earnings per diluted share() due to the anticipated impacts associated with the amortization of intangible assets.

Given the timing of the acquisition, the impact to first quarter 2024 results from operations are expected to be nominal.

Conference Call and Webcast

The Company will host a conference call and webcast tomorrow, March 13, 2024, at 8:30 a.m. ET to discuss the acquisition. A question-and-answer session will follow. To listen to the live call, dial (201) 689-8263. In addition, the webcast and slide presentation may be found at www.intest.com/investor-relations.

A telephonic replay will be available from 11:30 a.m. ET on the day of the call through Wednesday, March 20, 2024. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13745130. The webcast replay can be accessed via the investor relations section of www.intest.com, where a transcript will also be posted once available.

About inTEST Corporation
inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

Forward-Looking Non-GAAP Financial Measures
This release includes certain forward-looking non-GAAP financial measures, including adjusted earnings per diluted share. Forward-looking adjusted earnings per diluted share is derived by dividing estimated adjusted net earnings by estimated diluted weighted average shares outstanding. We have provided these forward-looking non-GAAP financial measures because management uses such measures to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Forward-looking non-GAAP financial measures have limitations as analytical tools and should not be viewed in isolation or as a substitute for GAAP measures of earnings. The Company has not quantified forward-looking adjusted earnings per diluted share or provided a reconciliation to comparable GAAP measures because the Company cannot do so without unreasonable efforts.

Key Performance Indicators
Management uses backlog as a key performance metric to analyze and measure the Company’s financial performance and results of operations. Management uses backlog as a measure of current and future business and financial performance, and it may not be comparable with measures provided by other companies. Backlog is calculated on the basis of firm purchase orders we receive for which revenue has not yet been recognized. Management believes tracking backlog is useful as it often times is a leading indicator of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

1 Estimated adjusted earnings per diluted share is a forward-looking non-GAAP financial measure. Further information can be found under “Forward-Looking Non-GAAP Financial Measures.”

inTEST Expands Electronic Test Capabilities with Acquisition of Alfamation S.p.A.

March 12, 2024

Given that backlog is an operational measure and that the Company's methodology for calculating backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for backlog is not required or provided.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations.  These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “expects,” “further,” “expand,” “extend,” “widen,” “will,” “plan,” “potential,” “anticipates,” “target,” or similar terminology.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, realize the potential benefits of acquisitions and successfully integrate any acquired operations, including the operations of Alfamation, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2022.  Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made.  The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

###

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908